Exhibit 99.1
Extraction Announces First-Quarter 2021 Results

DENVER - May 24, 2021 - Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operational results for the first quarter of 2021.

First Quarter 2021 and Other Recent Highlights

•Emerged from bankruptcy on January 20, 2021

•Achieved average net sales volumes of 72 MBoe/d, including 26 MBbl/d of crude oil and 18 MBbl/d of NGLs

•Revenue of $292 million for the first quarter of 2021 (Successor and Predecessor company periods combined(1)) compared to $165 million for the Predecessor company for the first quarter of 2020

•Announced merger agreement with Bonanza Creek on May 10, 2021

Financial Results

For the first quarter, Extraction reported crude oil, natural gas and NGL sales revenue of $292 million, as compared to $165 million during the first quarter of 2020, representing an increase of $127 million, driven primarily by higher crude oil, natural gas and NGL prices.

Extraction reported net income of $960 million, or $7.02 per basic and diluted share(2), for the combined first quarter, driven primarily by a $874 million gain on reorganization items and a year-over-year increase in natural gas sales of $103 million. This compared to net income of $9 million for the prior Predecessor quarter. Adjusted EBITDAX(3) was $207 million for the combined first quarter, up 67% year-over-year.

Debt and Liquidity

Extraction ended the first quarter with $38 million of unrestricted cash on its balance sheet and $94 million drawn on its revolving credit facility.

______________________
(1) The Company refers to the post-emergence reorganized company as the Successor for periods subsequent to January 20, 2021 and to the pre-emergence company as the Predecessor for periods on or prior to January 20, 2021.
(2) For further information on the earnings per share, refer to the Condensed Consolidated Statements of Operations, included herein.
(3) Adjusted EBITDAX is a Non-GAAP financial measure. For a definition of Adjusted EBITDAX and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “Non-GAAP Financial Measures,” included herein.

The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per BOE basis for the periods shown below:

	Successor	Predecessor	Non-GAAP	Predecessor
	Period from January 21 through March 31,	Period from January 1 through January 20,	Combined Three Months Ended March 31,	Three Months Ended March 31,
	2021	2021	2021	2020
Sales (MBoe)(1):	4,953	1,492	6,445	8,576
Oil sales (MBbl)	1,792	546	2,338	3,504
Natural gas sales (MMcf)	11,364	3,412	14,776	19,003
NGL sales (MBbl)	1,268	376	1,644	1,906
Sales (BOE/d)(1):	70,757	74,600	71,602	94,247
Oil sales (Bbl/d)	25,597	27,312	25,978	38,502
Natural gas sales (Mcf/d)	162,346	170,588	164,175	208,819
NGL sales (Bbl/d)	18,109	18,820	18,261	20,942
Average sales prices(2):
Oil sales (per Bbl)(3)	$56.12	$49.68	$54.61	$35.45
Oil sales with derivative settlements (per Bbl)(3)	50.02	49.68	49.94	45.50
Differential ($/Bbl) to Average NYMEX WTI(4)	(3.57)	(2.13)	(3.53)	(7.91)
Natural gas sales (per Mcf)(6)	10.33	2.29	8.47	1.17
Natural gas sales with derivative settlements (per Mcf)(6)	10.35	2.29	8.49	1.39
Differential ($/Mcf) to Average NYMEX Henry Hub(5)(6)	7.60	(0.39)	5.48	(0.89)
NGL sales (per Bbl)(6)	24.90	21.52	24.12	9.02
Average price per BOE(3)(6)	50.36	28.85	45.38	19.09
Average price per BOE with derivative settlements(3)(6)	48.21	28.85	43.73	23.67
Expense per BOE:
Lease operating expenses	$2.15	$1.71	$2.05	$3.54
Transportation and gathering	4.68	4.19	4.57	2.66
General and administrative expenses	1.52	1.48	1.51	1.24
Cash general and administrative expenses(7)	1.08	1.28	1.13	1.24
Stock-based compensation	0.44	0.20	0.38	—

Production taxes as a % of Revenue	8.6%	7.7%	8.5%	8.1%
(1)One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.
(2)Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives on swaps that settled during the period.
(3)Includes non-cash amounts allocated to a satisfied performance obligation, recognized within oil sales for the Predecessor three months ended March 31, 2020, pursuant to ASC 606, Revenue Recognition.
(4)Excludes non-cash amounts allocated to a satisfied performance obligation, recognized within oil sales for the Predecessor three months ended March 31, 2020, pursuant to ASC 606, Revenue Recognition.
(5)Based on the difference between our average realized price and the NYMEX Henry Hub Average as converted into Mcf using a conversions factor of 1.1 to 1.
(6)During the first quarter of 2021, a large portion of our gas and NGL contracts were subject to daily prices versus a monthly average price. As a result, our realized prices benefited from several days of severe cold during February 2021.
(7)Cash general and administrative expenses for the Predecessor three months ended March 31, 2020 includes expense of $2.2 million related to the terms of a separation agreement with one former executive officer. Excluding this one-time expense results in cash general and administrative expense per BOE of $0.97 for the Predecessor three months ended March 31, 2020.

Operational Results

For the combined first quarter, average net sales volumes were 72 MBoe/d, a decrease of 24% year-over-year. Combined first quarter crude oil volumes were 26 MBbl/d, a decrease of 33% year-over-year. Crude oil accounted for approximately 44% of the Company’s total revenues recorded during the combined first quarter.

Incurred approximately $31 million in capital expenditures during the combined first quarter drilling 11 gross (6.1 net) wells with an average lateral length of 2.2 miles and completing 15 gross (10.5 net) wells with an average lateral length of 2.1 miles.

About Extraction Oil & Gas, Inc.

Extraction Oil & Gas is a Denver-based independent energy company differentiated by its financial, operational and governance model. The Company is focused on developing and producing crude oil, natural gas and NGLs in the Denver-Julesburg Basin of Colorado. Extraction’s common shares are listed for trading on NASDAQ under the symbol XOG. For more information, please visit www.extractionog.com.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	Successor	Predecessor
	March 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$38,430	$205,890
Restricted cash	25,641	—
Accounts receivable, net
Trade	24,508	13,266
Oil, natural gas and NGL sales	64,893	63,429
Inventory, prepaid expenses and other	30,274	36,382
Commodity derivative asset	—	6,971
Total Current Assets	183,746	325,938
Property and Equipment (successful efforts method), at cost:
Proved oil and gas properties	969,594	4,743,463
Unproved oil and gas properties	136,679	220,380
Wells in progress	6,984	129,058
Less: accumulated depletion, depreciation, amortization and impairment charges	(36,233)	(3,459,689)
Net oil and gas properties	1,077,024	1,633,212
Other property and equipment, net of accumulated depreciation and impairment charges	56,226	56,701
Net Property and Equipment	1,133,250	1,689,913
Non-Current Assets:
Commodity derivative asset	1,191	—
Other non-current assets	13,936	9,348
Total Non-Current Assets	15,127	9,348
Total Assets	$1,332,123	$2,025,199
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$115,550	$80,082
Revenue payable	145,004	49,376
Production taxes payable	99,929	2,595
Commodity derivative liability	26,674	2,147
Accrued interest payable	1,832	692
Asset retirement obligations	9,942	—
DIP Credit Facility	—	106,727
Prior Credit Facility	—	453,747
Current tax liability	23,325	—
Total Current Liabilities	422,256	695,366
Non-Current Liabilities:
RBL Credit Facility	93,746	—
Production taxes payable	83,197	33,627
Commodity derivative liability	132	—
Other non-current liabilities	19,204	—
Asset retirement obligations	78,125	—
Total Non-Current Liabilities	274,404	33,627
Liabilities Subject to Compromise	—	2,143,497
Total Liabilities	696,660	2,872,490
Commitments and Contingencies
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized, 185,280 issued and outstanding as of December 31, 2020	—	191,754
Stockholders' Equity (Deficit):
Predecessor common stock, $0.01 par value; 900,000,000 shares authorized; 136,588,900 issued and outstanding as of December 31, 2020	—	1,336
Successor common stock, $0.01 par value; 900,000,000 shares authorized; 25,703,212 issued and outstanding as of March 31, 2021	257	—
Predecessor treasury stock, at cost, 38,859,078 shares as of December 31, 2020	—	(170,138)
Additional paid-in capital	546,652	2,140,499
Retained earnings (accumulated deficit)	88,554	(3,010,742)
Total Stockholders' Equity (Deficit)	635,463	(1,039,045)
Total Liabilities and Stockholders' Equity	$1,332,123	$2,025,199

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Successor	Predecessor	Non-GAAP	Predecessor
	Period from January 21 through March 31,	Period from January 1 through January 20,	Combined Three Months Ended March 31,	Three Months Ended March 31,
	2021	2021	2021	2020
Revenues:
Oil sales	$100,547	$27,137	$127,684	$124,219
Natural gas sales	117,336	7,806	125,142	22,302
NGL sales	31,559	8,099	39,658	17,193
Gathering and compression	—	—	—	1,473
Total Revenues	249,442	43,042	292,484	165,187
Operating Expenses:
Lease operating expenses	10,655	2,555	13,210	30,390
Transportation and gathering	23,188	6,256	29,444	22,786
Production taxes	21,440	3,294	24,734	13,454
Exploration and abandonment expenses	759	316	1,075	112,480
Depletion, depreciation, amortization and accretion	38,575	16,133	54,708	76,051
Impairment of long-lived assets	—	—	—	775
General and administrative expense	7,541	2,211	9,752	10,596
Other operating expenses	3,890	1,107	4,997	56,510
Total Operating Expenses	106,048	31,872	137,920	323,042
Operating Income (Loss)	143,394	11,170	154,564	(157,855)
Other Income (Expense):
Commodity derivatives gain (loss)	(28,487)	(12,586)	(41,073)	263,015
Loss on deconsolidation of Elevation Midstream, LLC	—	—	—	(73,139)
Reorganization items, net	—	873,908	873,908	—
Interest expense(1)	(3,034)	(1,534)	(4,568)	(21,358)
Other income	6	12	18	574
Total Other Income (Expense)	(31,515)	859,800	828,285	169,092
Income Before Income Taxes	111,879	870,970	982,849	11,237
Income tax expense	(23,325)	—	(23,325)	(2,200)
Net Income	$88,554	$870,970	$959,524	$9,037
Income (Loss) Per Common Share(2)
Basic	$3.47	$6.37	$7.02	$(0.03)
Diluted	$3.41	$6.37	$7.02	$(0.03)
Weighted Average Common Shares Outstanding
Basic	25,497	136,589	136,589	137,726
Diluted	25,976	136,589	136,589	137,726
(1)Absent the automatic stay described in the Company's December 31, 2020 Annual Report on Form 10-K in Note 8-Long-Term Debt, interest expense for the Predecessor period January 1 to January 20, 2021 would have included an additional $3.7 million related to 2024 and 2026 Senior Notes.
(2)For further information, see the reconciliation of Net Income attributable to common shareholders for the combined first quarter and for the prior Predecessor quarter in Note 11 of our Quarterly Report on Form 10-Q.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Predecessor
	Period from January 21 through March 31,	Period from January 1 through January 20,	Three Months Ended March 31,
	2021	2021	2020
Cash flows from operating activities:
Net income	$88,554	$870,970	$9,037
Reconciliation of net income to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	38,575	16,133	76,051
Abandonment and impairment of unproved properties	—	—	106,928
Impairment of long-lived assets	—	—	775
Amortization of debt issuance costs	452	113	1,242
Non-cash lease expense	871	264	4,871
Non-cash reorganization items, net	—	(902,653)	—
Non-cash discount on rights offering	1,792	—	—
Contract asset	—	—	8,465
Commodity derivatives loss (gain)	28,487	12,586	(263,015)
Settlements on commodity derivatives	(5,025)	542	24,932
Earnings in unconsolidated subsidiaries	—	—	(480)
Loss on deconsolidation of Elevation Midstream, LLC	—	—	73,139
Deferred income tax expense	—	—	2,200
Stock-based compensation	2,174	302	—
Changes in current assets and liabilities:
Accounts receivable—trade	(12,008)	(598)	(9,127)
Accounts receivable—oil, natural gas and NGL sales	(195)	(1,269)	66,253
Inventory, prepaid expenses and other	8,182	(778)	584
Accounts payable and accrued liabilities	(30,580)	16,192	(7,699)
Accounts payable and accrued liabilities - related party	—	—	46,777
Revenue payable	17,251	18,529	(1,690)
Production taxes payable	(13,534)	(13,750)	21,002
Accrued interest payable	1,832	(692)	(2,583)
Current tax liability	23,325	—	—
Asset retirement expenditures	(1,045)	(545)	(10,563)
Net cash provided by operating activities	149,108	15,346	147,099
Cash flows from investing activities:
Oil and gas property additions	(22,451)	(9,120)	(143,000)
Sale of property and equipment	—	—	12,117
Gathering systems and facilities additions, net of cost reimbursements	—	—	4,193
Other property and equipment additions	(248)	—	(2,980)
Investment in unconsolidated subsidiaries	—	—	(10,033)
Net cash used in investing activities	(22,699)	(9,120)	(139,703)
Cash flows from financing activities:
Borrowings under Prior Credit Facility	—	—	70,000
Repayments under Prior Credit Facility	—	(453,872)	(70,000)
Repayments under DIP Credit Facility	—	(106,727)	—
Borrowings under RBL Credit Facility	—	265,000	—
Repayments under RBL Credit Facility	(180,000)	—	—
Proceeds from issuance of common stock	7,000	200,473	—
Payment of employee payroll withholding taxes	—	—	(35)
Debt issuance costs and other financing fees	—	(6,328)	(22)
Net cash used in financing activities	(173,000)	(101,454)	(57)
Effect of deconsolidation of Elevation Midstream, LLC	—	—	(7,728)
Decrease in cash and cash equivalents	(46,591)	(95,228)	(389)
Cash, cash equivalents and restricted cash at beginning of period	110,662	205,890	32,382
Cash, cash equivalents and restricted cash at end of the period	$64,071	$110,662	$31,993
Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$17,192	$16,320	$99,602
Cash paid for interest	787	2,245	24,865
Cash paid for reorganization items, net	15,029	6,545	—
Accretion of beneficial conversion feature of Series A Preferred Stock	—	418	1,770
Preferred Units commitment fees and dividends paid-in-kind	—	—	6,160
Series A Preferred Stock dividends paid-in-kind	—	—	4,748
Draw on letter of credit increasing the RBL Credit Facility	8,746	—	—
Draw on letter of credit increasing the Prior Credit Facility	—	125	—
General unsecured claim within accounts payable and accrued liabilities settled with common stock	11,088	—	—
Backstop Commitment Agreement premium within accounts payable and accrued liabilities settled with common stock	—	23,866	—

Non-GAAP Financial Measures

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles ("GAAP"). They are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX and Adjusted EBITDAX, Unhedged as net income (loss) adjusted for certain cash and non-cash items seen in the table below.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	Successor	Predecessor	Non-GAAP	Predecessor
	Period from January 21 through March 31,	Period from January 1 through January 20,	Combined Three Months Ended March 31,	Three Months Ended March 31,
	2021	2021	2021	2020
Reconciliation of Net Income to Adjusted EBITDAX:
Net income	$88,554	$870,970	$959,524	$9,037
Add back:
Depletion, depreciation, amortization and accretion	38,575	16,133	54,708	76,051
Impairment of long-lived assets	—	—	—	775
Other operating expense	3,890	1,107	4,997	52,575
Exploration and abandonment expenses	759	316	1,075	112,480
Loss (gain) on commodity derivatives	28,487	12,586	41,073	(263,015)
Settlements on commodity derivative instruments	(10,633)	—	(10,633)	39,295
Stock-based compensation expense	2,174	302	2,476	—
Amortization of debt issuance costs	452	113	565	1,242
Interest expense	2,582	1,421	4,003	20,116
Income tax expense	23,325	—	23,325	2,200
Loss on deconsolidation of Elevation Midstream, LLC	—	—	—	73,139
Reorganization items, net	—	(873,908)	(873,908)	—
Adjusted EBITDAX	$178,165	$29,040	$207,205	$123,895
Deduct:
Settlements on commodity derivative instruments	(10,633)	—	(10,633)	39,295
Adjusted EBITDAX, Unhedged	$188,798	$29,040	$217,838	$84,600

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures:
(i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors;
(ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and
(iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Free Cash Flow

The following tables present a reconciliation of Discretionary Cash Flow and Adjusted Cash Flow used in Investing and Free Cash Flow to the GAAP financial measure of net cash provided by operating activities and net cash used in investing for the combined first quarter and for the prior Predecessor quarter.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF FREE CASH FLOW
(In thousands)
(Unaudited)

	Non-GAAP	Predecessor
	Combined Three Months Ended March 31,	Three Months Ended March 31,
	2021	2020
Cash Flow from Operating Activities
Net cash provided by operating activities	$164,454	$147,099
Changes in current assets and liabilities	(10,317)	(102,954)
Discretionary Cash Flow	154,137	44,145

Cash Flow from Investing Activities
Net cash used in investing activities	(31,819)	(139,703)
Change in accounts payable and accrued liabilities related to capital expenditures	(2,314)	(8,267)
Adjusted Cash Flow used in Investing	(34,133)	(147,970)

Other Non-Recurring Adjustments(1)	—	1,170

Free Cash Flow	$120,004	$(102,655)
(1) Amount incurred for the construction of our field office that is included in other property and equipment in Extraction's condensed consolidated statements of cash flows.

Our Free Cash Flow is not a measure of net income (loss) as determined by GAAP. We define Free Cash Flow as Discretionary Cash Flow (non-GAAP) less Adjusted Cash Flow used in Investing (non-GAAP) adjusted for Other Non-Recurring Adjustments (non-GAAP). Discretionary Cash Flow is defined as net cash provided by operating activities (GAAP) before changes in working capital accounts (current assets and liabilities). Adjusted Cash Flow used in Investing is defined as cash flow used in investing activities (GAAP) adjusted for changes in accounts payable and accrued liabilities related to capital expenditures.

Free Cash Flow is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Free Cash Flow can provide additional transparency into the drivers of trends in our operating cash flows, such as production, realized sales prices and operating costs, as it disregards the timing of settlement of operating assets and liabilities. We believe Free Cash Flow provides additional information that may be useful in an analysis of our ability to generate cash to fund exploration and development activities and to return capital to stockholders.

Investor Contact: John Wren, ir@extractionog.com
Media Contact: Brian Cain, info@extractionog.com

No Offer or Solicitation

Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information for Shareholders

In connection with the proposed transaction, Bonanza Creek and Extraction intend to file materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 of Bonanza Creek (the “Registration Statement”) that will include a joint proxy statement/prospectus of Bonanza Creek and Extraction. After the Registration Statement is declared effective by the SEC, Bonanza Creek and Extraction intend to mail a definitive proxy statement/prospectus to the shareholders of Bonanza Creek and the shareholders of Extraction. This news release is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Bonanza Creek or Extraction may file with the SEC and send to Bonanza Creek's shareholders and/or Extraction's shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BONANZA CREEK AND EXTRACTION ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY BONANZA CREEK AND EXTRACTION WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BONANZA CREEK, EXTRACTION, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Bonanza Creek and Extraction with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Extraction will be available free of charge from Extraction's website at www.extractionog.com under the “Investors” tab or by contacting Extraction's Investor Relations Department at ir@extractionog.com. Copies of documents filed with the SEC by Bonanza Creek will be available free of charge from Bonanza Creek's website at www.bonanzacrk.com under the “Investor Relations” tab or by contacting Bonanza Creek's Investor Relations Department at slandreth@bonanzacrk.com.

Participants in the Proxy Solicitation

Bonanza Creek, Extraction and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Extraction's shareholders and Bonanza Creek's shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of Bonanza Creek is included in its definitive proxy statement for its 2021 annual meeting filed with the SEC on April 24, 2021. Information regarding the executive officers and directors of Extraction is included in its Form 10-K/A filed with the SEC on April 30, 2021. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information Related to the Merger

Certain statements in this press release concerning the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Bonanza Creek or Extraction's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Extraction and Bonanza Creek's plans and expectations with respect to the proposed transaction and the anticipated impact of the proposed transaction on the combined company's results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Bonanza Creek and Extraction may not approve the merger agreement; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Bonanza Creek and Extraction; the effects of the business combination of Bonanza Creek and Extraction, including the combined company's future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the proposed transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Bonanza Creek's Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Bonanza Creek's website at www.bonanzacrk.com under the “Investor Relations” tab, and in other documents Bonanza Creek files with the SEC; and in Extraction's Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Extraction's website at www.extractionog.com under the “Investors” tab, and in other documents Extraction files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Bonanza Creek nor Extraction assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.